STIFEL FINANCIAL CORP.
Form 8-K Dated March 19, 2008
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News
One Financial Plaza | 501 North Broadway | St. Louis, MO 63102 |(314) 342-2000

For further information contact:
            James M. Zemlyak, Chief Financial Officer
            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Announces Underwriters' Exercise
of Over-Allotment Option

ST. LOUIS, MO -- March 19, 2008 - Stifel Financial Corp. ("Stifel" or the "Company") (NYSE: SF) announced today that the underwriters for the recently announced public offering of Stifel common stock have exercised in full their over-allotment option to purchase an additional 285,000 shares of common stock from BankAtlantic Bancorp, Inc. (NYSE: BBX), one of the selling stockholders.

The 2,185,000 shares of our common stock in the offering, including the 285,000 shares subject to the over-allotment option, are being sold at a price of $40.00 per share.  Of these shares, 1,885,000 shares are being sold by BankAtlantic Bancorp, Inc. and 300,000 shares are being sold by The Western and Southern Life Insurance Company.  Stifel will not receive any of the proceeds from the sale of shares of common stock in the offering.

The offering, including the offering of the over-allotment shares, is expected to close on Monday, March 24, 2008.

Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), Merrill Lynch & Co. and Keefe, Bruyette & Woods are acting as joint book-running managers for the offering. Fox-Pitt Kelton Cochran Caronia Waller is acting as co-manager.

Copies of the final prospectus, when available, may be obtained from Stifel Nicolaus, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 (443-224-1988); Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080 (212-449-1000); Keefe, Bruyette & Woods, Attn: Equity Syndicate Department, 787 Seventh Avenue, New York, NY 10019 (212-887-7777); or Fox-Pitt Kelton Cochran Caronia Waller, Attn: Syndicate Department, 420 5th Avenue, 5th Floor, New York, NY 10018 (212-857-6212).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Company Information

Stifel Financial Corp. is a Delaware corporation and a financial services holding company headquartered in St. Louis. The Company's principal subsidiary is Stifel Nicolaus, a full service retail and institutional brokerage and investment banking firm. The Company's principal activities are: private client services, including securities transaction and financial planning services; institutional equity and fixed income sales, trading and research, and municipal finance; investment banking services, including mergers and acquisitions, public offerings and private placements; and retail and commercial banking, including personal and commercial lending programs. Stifel Financial Corp. operates 174 offices in 28 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 3 European offices through Stifel Nicolaus Limited.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon the Company's current expectations and projections about future events. The Company intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of these safe harbor provisions. Such forward-looking statements involve known and unknown risks and uncertainties, including that the offering may not be completed as expected, if at all.

You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company will not update these forward-looking statements, even though the Company's situation may change in the future, unless the Company is obligated to do so under federal securities laws. The Company qualifies all of the Company's forward-looking statements by these cautionary statements.

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